Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of American Italian Pasta Company (the “Company”) for the quarterly period ended January 1, 2010 (the “Report”), the undersigned, in the capacities and dates indicated below, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 4, 2010	/s/ John P. Kelly
John P. Kelly
President and Chief Executive Officer

Date: February 4, 2010	/s/ Paul R. Geist
Paul R. Geist
Executive Vice President and Chief Financial Officer